Exhibit 10.1

VAPOR CORP.

EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

All capitalized terms used in this Non-Qualified Stock Option Agreement, but not otherwise defined herein, shall have the meanings ascribed to them in the Vapor Corp. Equity Incentive Plan (the “Plan”).

I.         NOTICE OF STOCK OPTION GRANT

Optionee Name:	Jeffrey E. Holman

Address:	3341 N.E. 165th Street, North Miami Beach, FL 33160

The Optionee (as designated above) has been granted an Option to purchase shares (the “Shares”) of common stock of Vapor Corp. (the “Company”), subject to the terms and conditions of the Plan and this Non-Qualified Stock Option Agreement, as follows:

Date of Grant:	February 2, 2017

Exercise Price per Share:	$0.0001

No. of Shares Subject to Option:	50,000,000,000

Type of Option:	Non-Qualified Stock Option

Expiration Date:  February 1, 2027, subject to earlier expiration as provided in Section 3 of this Non-Qualified Stock Option Agreement.

Vesting and Exercise Schedule:  This Option shall vest and become exercisable according to Schedule I hereto.

II.        NON-QUALIFIED STOCK OPTION AGREEMENT

1.         Grant of Option.  The Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  The terms and conditions of this Non-Qualified Stock Option Agreement (the “Option Agreement”) are subject to the terms and conditions of the Plan.

2.         Exercise of Option.

(a)          Right to Exercise.  The Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Option Agreement.

(b)          Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.

The Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with this Option Agreement) from the Optionee (or other person entitled to exercise the Option), (ii) full payment for the Shares with respect to which the Option is exercised, (iii) payment of any required tax withholding; and (iv) any other documents required by this Option Agreement or the Exercise Notice.  Full payment may consist of any consideration and method of payment permitted by this Option Agreement.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee and permitted under applicable law, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in the Plan.

Exercise of the Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(c)          Legal Compliance.  No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise complies with applicable laws (including rules and regulations promulgated thereunder) and the requirements of any governmental or regulatory agency or stock exchange.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

(d)          Vesting Acceleration.  Upon Optionee’s Termination by reason of death or Disability, the Option as of the date of Termination shall vest to the extent not fully vested and immediately become exercisable.  Notwithstanding anything to the contrary set forth in this Option Agreement or the Plan, the Option shall vest to the extent not fully vested and immediately become exercisable as expressly provided for in any employment agreement or other written agreement between Optionee and the Company in effect as of the date hereof and during the term of the Option.

(e)          Limitations on Exercises.  Notwithstanding anything to the contrary contained in this Option Agreement, this Option shall not be exercisable or exchangeable by the Optionee hereof to the extent (but only to the extent) that the Optionee or any of its Affiliates (as defined in the 1934 Act) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the outstanding Common Stock.  To the extent the above limitation applies, the determination of whether this Option shall be exercisable or exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Optionee or any of its Affiliates) and of which such securities shall be exercisable (as among all such securities owned

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by the Optionee) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise or exchange this Option pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability or exchangeability.  For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Optionee of this Option. The Company may not amend or waive this paragraph without the approval of the Company’s board of directors; provided that the Optionee must abstain from participating in such approval in the event Optionee is a director at such time. For any reason at any time, upon the written or oral request of the Optionee, the Company shall within one (1) Business Day confirm orally and in writing to the Optionee the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise or exchange of convertible or exercisable or exchangeable securities into Common Stock, including, without limitation, pursuant to this Option Agreement.

3.         Term.  Optionee may only exercise the Option to the extent vested during the term of the Option.  The term of the Option commences on the Date of Grant specified above in Part I. Notice of Stock Option Grant and shall terminate upon the earliest to occur:

(a)       Ninety (90) days following Optionee’s Termination for any reason other than his/her Retirement, death, Disability or for Cause (as defined below);

(b)       Immediately upon Optionee’s Termination for Cause;

(c)       One hundred eighty (180) days following Optionee’s Termination by reason of his/her Retirement or death;

(d)       Three hundred sixty-five (365) days following Optionee’s Termination by reason of his/her Disability; or

(e)       The Expiration Date specified above in Part I. Notice of Stock Option Grant.

For purposes hereof, the term “Cause” shall have the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between Optionee and the Company or any Affiliate thereof or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by Option to perform, in a reasonable manner, his/her duties as assigned by the Company or an Affiliate thereof, (ii) any violation or breach by Optionee of his/her employment, consulting or

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other similar agreement with the Company or an Affiliate thereof, if any, (iii) any violation or breach by Optionee of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or an Affiliate thereof, (iv) any act by Optionee of dishonesty or bad faith with respect to the Company or an Affiliate thereof, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects Optionee’s work performance, or (vi) the commission by Optionee of any act, misdemeanor, or crime reflecting unfavorably upon Optionee or the Company or an Affiliate thereof. The good faith determination by the Committee or the Board, as applicable, of whether Optionee was Terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

Upon its termination, the Option shall have no further force or effect and Optionee shall have no further rights under the Option or to any Shares which have not been purchased pursuant to prior valid exercise of the Option.

4.         Method of Payment.  Payment of the Exercise Price shall be, to the extent permitted by applicable law, any combination of:

(a)          cash;

(b)          check;

(c)          by the delivery of proceeds from the sale of Shares pursuant to broker-assisted “cashless” exercise procedures and guidelines approved by the Board or the Committee, as applicable;

(d)          by the withholding of Shares issuable upon exercise of the Option; or

(e)          by the surrender and delivery to the Company of shares of common stock of the Company owned by the Optionee to the extent owned for such period of time, if any, required to avoid a charge to the earnings of the Company and/or an increase in the compensation expense incurred by the Company related to this Option for financial accounting purposes.

5.         Non-Transferability of Option.  This Option (in whole or in part) is transferable by will or by the laws of descent and distribution or pursuant to a domestic relations order.  This Option (in whole or in part) also may be transferable to a “family member” of Optionee upon written consent of the Company if the transfer is a bona fide gift and at the time of transfer, a Form S-8 registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is available for the exercise of the Option and the subsequent resale of the underlying Shares after such transfer.  In addition, Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.  For purposes hereof, the term “family member” shall have the meaning assigned to it in the general instructions of a Form S-8 registration statement (or any successor form adopted under the Securities Act).

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6.          Tax Obligations.

(a)          Tax Consequences.  Optionee has reviewed with Optionee’s own tax advisors the federal, state, local and foreign tax consequences of this Option.  Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Optionee understands that Optionee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Option Agreement and the Plan.

(b)          Withholding Taxes.  Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under this Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionee by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to Optionee as a result of the exercise or acquisition of stock under this Option; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Shares. Optionee agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.  The preceding to the contrary notwithstanding, the Company, in its sole discretion, and in compliance with any applicable laws and/or the requirements or any governmental or regulatory agency or stock exchange, may withhold from the Shares otherwise deliverable to Optionee upon the exercise of this Option a number of whole Shares having a Fair Market Value, as determined by the Company as of the date the Optionee recognizes income with respect to those Shares, not in excess of the amount of minimum tax required to be withheld by law (or such other amount as may be necessary to avoid adverse financial accounting treatment). Any adverse consequences to Optionee arising in connection with such Shares withholding procedure shall be the Optionee’s sole responsibility.

7.          Entire Agreement: Governing Law.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This Option Agreement shall be construed and enforced under the laws of the State of Florida, without regard to choice of law provisions thereof.

8.          No Obligation to Employ.  Optionee acknowledges and agrees that nothing in this Option Agreement or the Plan shall confer or shall be deemed to confer upon Optionee any right to continue in the employ of, or to continue any other business relationship with, the Company or Affiliate of the Company.

9.          Section 409A.  Notwithstanding anything herein to the contrary, this Option Agreement is intended to be interpreted and applied so this Option Agreement (including the Option) either shall be exempt from the requirements of Section 409A of the Code, or shall comply with the requirements of such provision.  Furthermore, the Company and its respective officers, directors, employees or agents make no guarantee that this Option Agreement complies

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with, or is exempt from, the provisions of Section 409A of the Code and none of the foregoing shall have any liability for the failure of this Option Agreement to comply with, or be exempt from, the provisions of Code Section 409A.  The parties hereto agree to make such amendments from time to time to the terms and conditions of this Option Agreement as are necessary to ensure that this Option Agreement complies with the terms of and in a manner permitted by Section 409A of the Code and any regulation or other official guidance promulgated thereunder.

[Signature Page Follows]

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Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement and Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option Agreement in their entirety.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board, as applicable, upon any questions arising under the Plan or this Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	VAPOR CORP.

/s/ Jeffrey E. Holman
Jeffrey E. Holman	By:

Title:

[Signature Page of Option Agreement]

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EXHIBIT A

VAPOR CORP.
EQUITY INCENTIVE PLAN
EXERCISE NOTICE

Vapor Corp.

3800 North 28th Way

Hollywood, Florida 33020

Attention: Chief Officer

1.         Exercise of Option.  Effective as of today, Jeffrey E. Holman, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _______________ shares of the Common Stock (the “Shares”) of Vapor Corp. (the “Company”) under and pursuant to the Company’s Equity Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement dated February 2, 2017 (the “Option Agreement”).

2.         Delivery of Payment and Required Documents.  Optionee herewith delivers to the Company the exercise price of the Shares, as set forth in the Notice of Stock Option Grant in Part I of the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.  In addition, Optionee herewith delivers any other documents required by the Company.

3.         Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.         Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

5.         Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.         Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in the Option Agreement, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7.         Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Committee or the Board, as applicable, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee or the Board, as applicable, shall be final and binding on all parties.

8.         Government Law.  This Exercise Notice shall be construed and enforced under the laws of the State of Florida, without regard to choice of law provisions thereof.

9.         Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement.  This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

OPTIONEE	VAPOR CORP.

Jeff Holman	By

Title

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Schedule I

Vesting Schedule

Grantee:	Jeff Holman

Vesting:

On date hereof:	25%

On the last date of each calendar quarter for
3 quarters (beginning March 31, 2017):	25%